UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2011
DOLLAR FINANCIAL CORP.
(Exact name of registrant as specified in charter)
Not Applicable
(Former name or former address, if changed since last report)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) Number)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification

1436 Lancaster Avenue
Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
On March 3, 2011, Dollar Financial Corp. (“DFC”) replaced its existing bank facility with a new senior secured credit facility (the “Revolving Facility”) with a syndicate of lenders, the administrative agent for which is Wells Fargo Bank, National Association. The Revolving Facility provides for a $200 million global revolving credit facility, with potential to further increase the credit facility to $250 million. Availability under the Revolving Facility is based on a borrowing base comprised of cash and consumer receivables in the United States, Canada and certain companies in the United Kingdom. There is a sublimit for borrowings in the United States based on the lesser of the U.S. borrowing base or $75 million.
Borrowings under the Revolving Facility may be denominated in United States Dollars, British Pounds Sterling, Euros or Canadian Dollars (and other currencies as may be approved by the lenders). Interest on borrowings under the Revolving Facility will be derived from a pricing grid based on the DFC’s consolidated leverage ratio, which currently allows borrowing at an interest rate equal to the Eurocurrency Rate or Canadian Dollar Offer Rate (as applicable based on the currency of borrowing) plus 400 basis points, or (in the case of borrowings in U.S. Dollars only) at the alternate base rate (the greater of the prime rate and the federal funds rate plus 1/2 of 1%) plus 300 basis points.
The Revolving Facility will mature on March 1, 2015.
The Revolving Facility allows for borrowings by Dollar Financial Group, Inc., a direct U.S. subsidiary of DFC (“DFG”), National Money Mart Company, an indirect Canadian subsidiary of DFC (“NMM”), Dollar Financial U.K. Limited, an indirect U.K. subsidiary of DFC (“DFUK”), and Instant Cash Loans Limited, a direct U.K. subsidiary of DFUK (“ICL”). Borrowings by DFG under the Revolving Facility are guaranteed by DFC and certain direct and indirect domestic U.S. subsidiaries of DFC. Borrowings by non-U.S. borrowers under the Revolving Facility are guaranteed by DFC and DFG and substantially all of their domestic U.S. subsidiaries, by NMM and substantially all of its direct and indirect Canadian subsidiaries, and by DFUK and ICL and substantially all of the U.K. subsidiaries of ICL. The obligations of the respective borrowers and guarantors under the Revolving Facility are secured by substantially all the assets of such borrowers and guarantors.
The credit agreement executed in connection with the entry into the Revolving Facility (the “Credit Agreement”) contains customary covenants, representations and warranties and events of default.
The foregoing description of the Credit Agreement does not purport to be a complete description of the parties’ rights and obligations under the Credit Agreement and the other documents and transactions contemplated by the Credit Agreement. As such, the foregoing description is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.
DFC also issued a press release to announce its entry into the Credit Agreement. A copy of the press release, which was issued on March 3, 2011, is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement, dated as of March 3, 2011, among Dollar Financial Corp., Dollar Financial Group, Inc., National Money Mart Company, Dollar Financial U.K. Limited and Instant Cash Loans Limited, Wells Fargo, National Association, as Administrative Agent and as Security Trustee, and a syndicate of lenders.

99.1	Press release issued by Dollar Financial Corp. on March 3, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2011	DOLLAR FINANCIAL CORP.
	By:	/s/ Randy Underwood
		Name:	Randy Underwood
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1
Second Amended and Restated Credit Agreement, dated as of March 3, 2011, among Dollar Financial Corp., Dollar Financial Group, Inc., National Money Mart Company, Dollar Financial U.K. Limited and Instant Cash Loans Limited, Wells Fargo, National Association, as Administrative Agent and as Security Trustee, and a syndicate of lenders.

99.1	Press release issued by Dollar Financial Corp. on March 3, 2011.